Exhibit 10.5

Pool IX

LOAN AGREEMENT

BY AND BETWEEN

NOMURA ASSET CAPITAL CORPORATION,
as Lender

and

M-SIX PENVEST II BUSINESS TRUST,
as Owner

EXHIBITS

Exhibit A                      Form of Note
Exhibit B                      Form of Indenture
Exhibit C                      Form of Master Lease
Exhibit D                      Form of Master Lease Assignment
Exhibit E                      Form of Tenant Consent
Exhibit F                      Form of Opinions
Exhibit G                      Form of Certificates
Exhibit H                      Form of Master Lease Guaranty
Exhibit I                       Form of Residual Value Insurance Policy
Exhibit J                       Form of Central Account Agreement

LOAN AGREEMENT

LOAN AGREEMENT (this "Agreement"), dated as of April 30, 1998, by and between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, "Lender"), and M-SIX PENVEST II BUSINESS TRUST, a Delaware business trust, as borrower (together with each other Owner listed on Schedule I to the Indenture referred to below and their respective permitted successors and assigns, "Owner").

RECITALS

WHEREAS, Owner desires to obtain a loan (the "Loan") from Lender in the amount of Fifty-One Million, Nine Hundred Thirty Four Thousand, Four Hundred Eighty Nine and 63/100 Dollars ($51,934,489.63) (the "Loan Amount");

WHEREAS, Lender is willing to make the Loan to Owner in the Loan Amount upon the terms and subject to the conditions set forth herein and in the other Loan Documents (hereinafter defined); and

WHEREAS, the Loan will be secured by, among other things that certain Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases, dated as of the date hereof, made by Owner, in favor of one or more trustees for the benefit of Lender and Lender as security for the Loan, (as modified, amended or supplemented from time to time, the "Indenture"), which Indenture encumbers the Mortgaged Property (as collectively defined in the Indenture).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

1. CERTAIN DEFINITIONS

Section 1.1                      Definitions. All capitalized terms used but not defined herein shall have the meaning set forth with respect thereto in the Indenture.

2. GENERAL TERMS

Section 2.1                      Amount of the Loan. Subject to the terms and conditions of this Agreement, Lender shall lend to Owner the Loan Amount. The Loan to Owner shall be evidenced by the Note.

Section 2.2                      Use of Proceeds, All proceeds of the Loan shall be used for commercial purposes only in connection with the acquisition, ownership and leasing of the Mortgaged Property and will not be used for personal, family or household use.

Section 2.3                      Security for the Note, The Note and Owner's obligations hereunder and under the other Loan Documents shall be secured by (a) the Indenture, (b) the Master Lease Assignment and (c) certain other Loan Documents.

Section 2.4                      Payment of Loan. Owner shall repay the Loan and any other Indebtedness due under and in accordance with the provisions of the Note, the Indenture and the other Loan Documents

3. CONDITIONS TO CLOSING OF LOAN

The obligation of Lender to make the Loan on the Closing Date is subject to (A) the accuracy and correctness on the Closing Date, with the same effect as if made on and as of such date, of the representations and warranties of Owner and Remainderman, if any, contained in the Indenture, (B) the accuracy and correctness on the Closing Date of the representations and warranties of the other parties to the transactions contemplated hereby contained in any certificate or other Operative Document (as hereinafter defined) delivered pursuant hereto, (C) the performance by such other parties of their respective agreements contained in any certificate or other Operative Document delivered pursuant hereto and to be performed by them on or prior to the Closing Date, (D) the performance by Owner of its agreements contained herein and to be performed by it on or prior to the Closing Date, and (E) the satisfaction of all of the following conditions on or prior to the Closing Date:

(a)           Operative Documents. Each of the Operative Documents shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect, and no default shall exist thereunder, and Lender and its counsel shall have received a fully executed original of this Agreement and a fully executed copy of each of the other documents listed below (together with this Agreement, collectively the "Operative Documents"):

(1)           Note;
(2)           Indenture;
(3)           Master Lease;
(4)           Master Lease Assignment;
(5)           Tenant Consent;
(6)           Master Lease Guaranty;
(7)           Residual Value Policy;
(8)           Option and Subordination Agreement, if any;
(9)           Tripartite Agreement, if any;
                           (10)           Central Account Agreement; and
                           (11)           the indemnification agreements required pursuant to Section 3(y).

(except only Lender or its counsel, on Lender's behalf, shall have received the original executed Note). The Operative Documents (or memoranda thereof) and any financing statements under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in order for the Title Insurance Policy to be issued in accordance with paragraph (e) below and for Lender to hold a first Lien on and a fully perfected first security interest in each Mortgaged Property subject only to Permitted Encumbrances.

(b)           Payment of Recording Charges. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provision for such payment shall have been made to Lender's satisfaction.

(c)           Title. On the Closing Date, title to each Mortgaged Property shall conform to the representations set forth in the Indenture and in the certificates delivered pursuant to Section 3(t) hereof.

(d)           Representations and Warranties. On the Closing Date, all of the representations and warranties of Owner, Remainderman, if any, Tenant, Seller, Master Lease Guarantor and Residual Value Insurer set forth in the Indenture, in any Operative Document or in any certificate of Owner, Remainderman, if any, Tenant, or Residual Value Insurer to be delivered in accordance with paragraph (t) below shall be true and correct, and Owner.   Remainderman, Tenant, Seller, Master Lease Guarantor and Residual Value Insurer shall have supplied evidence acceptable to Lender thereof.

(e)           Title Insurance Policy. Lender shall have received a Title Insurance Policy, or an irrevocable commitment therefor with respect to each Mortgaged Property, issued by a nationally recognized title insurance company acceptable to Lender and authorized to do business in the State in which such Mortgaged Property is located (or, at Lender's request, with an endorsement to each such policy "tieing in" all other policies relating to Mortgaged Properties), and each such policy shall insure that the Indenture constitutes a first lien on such Mortgaged Property, subject only to Permitted Encumbrances (which, in the case of Permitted Encumbrances described in clause (vi) of the definition thereof, are acceptable to Lender). Each such Title Insurance Policy shall name Lender, or a trustee, as insured, and shall include any and all endorsements thereto as shall be required by Lender including, without limitation, mechanics' lien endorsements, survey endorsements and comprehensive endorsements, shall be satisfactory in form and substance to Lender and shall insure Lender against loss in an amount not less than the Allocated Property Debt with respect to the Mortgaged Property to which such policy relates or such greater amount as Lender may reasonably request. The Title Insurance Policies, or the irrevocable commitments therefor, as applicable, shall be assignable.

(f)           Survey. Lender shall have received a copy of an ALTA (or other comparable State requirement) boundary or as-built survey, as applicable, of each Land Parcel and related Improvements satisfactory in form and substance Lender certified to Lender and to the title company and their successors and assigns, within 90 days prior to the Closing Date by an Independent surveyor licensed in the State in which the related Land Parcel is located. The survey should be prepared in accordance with the 1997 Minimum Standard Detail Requirements for ACTA/ACSM Land Title Surveys and those certain Nomura Asset Capital Corporation Standard Survey Requirements and any other requirements of Lender. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 1, 2, 3, 4, 6, 7(a), (bl) and (c), 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Mortgaged Property referred to in Section 3 (e) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Mortgaged Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

(g)           Financial Statements. Owner shall have delivered to Lender the most recent annual audited financial statements and the most recent annual certified financial statements of Master Lease Guarantor, which financial statements shall be reasonably satisfactory to Lender. Such financial statements shall be prepared in accordance with IASC and shall fairly reflect the financial condition of Master Lease Guarantor as of the date made and for the periods covered thereby.

(h)           Organization, Authority. Owner shall have furnished Lender with evidence satisfactory to Lender that Owner, Remainderman, Tenant, Seller, Master Lease Guarantor and Residual Value Insurer are validly formed and existing, and in good standing and duly existing in their respective jurisdictions of organization and, except for Master Lease Guarantor and Residual Value Insurer, in each State in which a Mortgaged Property is located. Furthermore, Owner shall have submitted to Lender certified organizational documents of Owner, Remainderman Tenant, Seller, Master Lease Guarantor and Residual Value Insurer. Owner shall have delivered to Lender, a certified resolution of all directors or other necessary Persons authorizing Owner, Remainderman Tenant, Seller, Master Lease Guarantor and Residual Value Insurer to execute, deliver and perform the Operative Documents to which each is a party.

(i)           Certificate of Occupancy; Permits; Zoning. Owner shall have delivered to Lender copies of all certificates of occupancy and other permits and licenses required for the operation of the Mortgaged Property. Owner shall have delivered evidence satisfactory to Lender that each Mortgaged Property complies with all zoning and use restrictions and with all conditions and restrictions in any Appurtenant Agreements. Such evidence may include, but shall not be limited to, at Lender's option, (i) letters or other evidence with respect to each Mortgaged Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, or (iii) a zoning opinion letter, in substance reasonably satisfactory to Lender.

(j)           UCC Search. Lender shall have received such current Uniform Commercial Code search certificates as Lender shall have requested. Unless otherwise approved by Lender, all of said financing statements affecting the Mortgaged Property or any of the personal property and intangibles in which Lender is to be granted a security interest pursuant to the terms of the Loan Documents shall have been terminated of record.

(k)           Certain Opinions. Lender shall have received the opinions of counsel to Owner, Remainderman, if any, Tenant, Seller, Master Lease Guarantor and Residual Value Insurer, each dated the Closing Date and addressed to Lender, with respect to such matters as set forth in Exhibits F-1 through F-6 respectively, and as approved in final form and substance by Lender and its counsel.

(1)           Local Counsel Opinion. Local counsel in each State in which the Mortgaged Property is located and local counsel in New York State shall have issued to Lender its opinion with respect to the laws of such state in form and substance satisfactory to Lender and its counsel. Owner agrees that it will not assert any defense with respect to an Event of Default or any other claim by Lender under any of the Operative Documents based on the fact that Lender and Owner have jointly relied upon the opinion of such counsel with respect to matters of laws of any State in which the Mortgaged Property is located.

(m)           Governmental Approvals. On the Closing Date, all approvals, authorizations and consents, including certificates of occupancy and environmental impact reports, if any be required, of all Governmental Authorities having jurisdiction with respect to each Mortgaged Property, Owner, Remainderman, if. any, Tenant, Seller, Master Lease Guarantor, Residual Value Insurer or the transactions contemplated in the Operative Documents shall have been obtained and be in full force and effect.

(n)           No Material Adverse Change. There shall have been no material adverse changes in the business or financial condition of Master Lease Guarantor since December 31, 1996.

(o)           Insurance Certificates. Lender and Owner shall have received copies of insurance policies or valid certificates for the insurance (meeting Lender's customary requirements) required by the Master Lease and by the Indenture satisfactory to Lender in its reasonable discretion, and evidence of payment of all premiums payable for the existing policy period.

 (p)           No Proceedings, No action or proceeding shall have been instituted nor shall any governmental action be threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement, any other Operative Document or any transaction contemplated hereby or thereby,

(q)           Environmental Report. Lender shall have received a Phase I Environmental Report with respect to each Mortgaged Property and a reliance letter with respect thereto satisfactory in form and substance to Lender prepared by an environmental engineering firm approved by Lender in accordance with the scope of ASTM Standard E1527, Lender may require the preparation of an additional Phase II environmental assessment report satisfactory in form and substance to Lender, if the Phase I environmental assessment report reveals conditions which in Lender's opinion warrant further testing.

(r)           Appraisal. Lender shall have received an Appraisal with respect to each Mortgaged Property reasonably satisfactory to Lender.

(s)           [Intentionally Omitted.]

(t)           Closing Certificates. Lender and its counsel shall have received the Certificates of Owner, Remainderman, Tenant, and Residual Value Insurer, each dated the Closing Date and substantially in the forms of Exhibit G-1 through G-4 and as approved in final form by Lender and its counsel. Owner shall have also received a FIRPTA Affidavit from the seller of each Mortgaged Property.

(u)           Perfection of Security Interests. UCC-1 Financing Statements with respect to the Mortgaged Property showing Owner, as debtor, and Lender, as secured party, shall be filed and/or recorded in each office in each state where necessary to permit Owner to make its representation that Lender has a first perfected security interest in that portion of the Mortgaged Property which is subject to the UCC.

(v)           Rating. Lender shall have received confirmation acceptable to it that the long term unsecured debt rating of Master Lease Guarantor is BBB or higher which rating is not subject to any pending downgrade nor is such rating subject to any credit watch.

(w)           [Intentionally Omitted.]

(x)           Closing Costs. Owner shall pay, or cause to be paid, all costs referenced in Section 4(a) which are invoiced at or prior to closing.

(y)           Indemnities. Lender shall have received an indemnity from Seller that Seller will pay and hold Lender harmless from liability for the costs and expenses referred to in Section

4.           Lender shall have received a satisfactory indemnification agreement from Owner and a satisfactory ACCOR Group Indemnification Agreement, of even date herewith, from Seller, Tenant and Master Lease Guarantor indemnifying Lender, its affiliates and certain related Persons with respect to certain securities law matters.

(z)           Other Items. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement and the other Operative Documents shall be reasonably satisfactory in form and substance to each of the parties hereto and their respective special counsel. Each of the parties hereto shall have received all instruments and other evidence as it may reasonably request, in form and substance satisfactory to it and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith. If any provision of any Operative Document requires the certification, representation or warranty of the existence or nonexistence of any particular fact or implies as a condition the existence or nonexistence of such fact, then Lender or any other party which is the beneficiary thereof shall be free to require the establishment to its reasonable satisfaction of the existence or nonexistence of such fact.

4.  PAYMENT OF EXPENSES

Owner will:

(a)           pay or cause to be paid all fees, expenses and disbursements of Lender's counsel, local counsel in each State in which the Mortgaged Property is located and New, York local counsel, in connection with this transaction, including, without limitation, any expenses of such counsel in connection with any modification or waiver under any Operative Document and the exercise of any rights and remedies under this Agreement or any Operative Document and all other expenses in connection therewith, including, without limitation, filing fees, document reproduction expenses, environmental site assessment costs, title insurance premiums, survey expenses, appraisal expenses, and all fees, taxes and expenses for the recording, registration and filing of documents;

(b)           reimburse Lender or cause Lender to be reimbursed for its reasonable out-of-pocket expenses (other than income or franchise taxes or similar tax) in connection with such transactions and any items of the character referred to in Section 4(a) above which shall have been paid by Lender, including expenses incurred in connection with any modification or waiver of any Operative Document and the exercise of rights and remedies under this Agreement or any Operative Document;

(c)           pay or cause to be paid, and save Lender harmless from and against any and all liability and loss with respect to or resulting from (i) any claim for or on account of any brokers' or finders' fees with respect to the transactions contemplated herein, or (ii) the nonpayment or delayed payment of any such fees and any and all stamp, mortgage and other similar taxes, fees and excises (except Lender's income franchise or similar taxes and fees), if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement; and

(d)           pay or cause to be paid all reasonable costs and expenses incurred by Lender (including, without limitation, 'special and local counsel fees and expenses and Rating Agencies fees, costs and expenses) in entering into or giving or withholding any future amendments, supplements, modifications, waivers and consents with respect to any Operative Document, whether or not such amendments, supplements, modifications, waivers and consents are entered into, given or withheld pursuant hereto or thereto, which have been requested by Owner, Remainderman, if any, Tenant, Seller, Master Lease Guarantor or Residual Value Insurer.

provided, however, that all legal fees, costs and expenses which Owner has agreed to pay hereunder shall be limited to reasonable legal fees, costs and expenses except no such limitations shall exist when Lender is enforcing any right or exercising any remedy under the Operative Documents.

5.  DEFAULTS

So long as any Event of Default shall have occurred and be continuing, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Indenture or the other Loan Documents, or at law or in equity, take such action, without notice;: or demand, as Lender deems advisable to protect and enforce its rights against Owner and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring by written notice to Owner the entire Indebtedness to be immediately due and payable and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents, including, without limitation, all rights or remedies available at law or in equity, subject to Section 4.3(z) of the Indenture.

6.  MISCELLANEOUS

Section 6.1                      Survival. This Agreement (other than the conditions set forth in Section 3 hereof) and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to (including any provision with respect to the delivery of notice), such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Owner, shall inure to the benefit of the respective legal representatives, successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note and the Indenture, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

Section 6.2                      Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically provided in this Agreement) be in the sole discretion of Lender and shall be final and conclusive.

Section 6.3                      Governing Law. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York. To the fullest extent permitted by law, Owner hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement.

Section 6.4                      Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Agreement (other than any condition set forth in Section 3 hereof), or of the Note, or of any other Loan Document, or of any other Operative Document, nor consent to any departure by Owner or any other party therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender and by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Owner, shall entitle Owner to any other or future notice or demand in the same, similar or other circumstances. Lender does not hereby agree to, nor does Lender. hereby commit itself. to, enter into any Modification.

Section 6.5                      Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder (other than any condition set forth in Section 3 hereof), or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 6.6                      Notices. All notices, consents and other communications provided for hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if given in the manner provided in Section 5.1 of the Indenture to the Person entitled to receive the same, which Section 5.1 of the Indenture is hereby incorporated herein by reference.

Section 6.7                      TRIAL BY JURY. OWNER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 6.8                      Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 6.9                      Assignment. Lender shall have the right to transfer, sell or assign this Agreement and any of the other Loan Documents to any Person who purchases or otherwise acquires Lender's interest in the Loan. All references to "Lender" hereunder shall be deemed to include the successors and assigns of Lender.

Section 6.10                     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.11                     Preferences. Lender shall have no obligation to marshal any assets in favor of Owner or any other party or against or in payment of any or all of the obligations of Owner pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Owner to any portion of the Indebtedness. To the extent Owner makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 6.12                     Waiver of Notice. Owner shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Owner and except with respect to matters for which Owner is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Owner hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Owner.

Section 6.13                     Remedies of Owner. In the event that a claim or adjudication is made that Lender or any of the Lender Parties has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Indenture or the other Operative Documents, Lender or such Lender Party, as the case may be, has an obligation to act reasonably or promptly, Owner agrees that neither Lender nor such Lender Party shall be liable for any monetary damages, and Owner's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or a Lender Party has acted reasonably shall be determined by an action seeking only a declaratory judgment.

Section 6.14                     Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, the liability of Owner shall be limited as set forth in Section 4.3(z) of the Indenture.

Section 6.15                     Exhibits Incorporated. The information set forth on the cover hereof, and the exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 6.16                     Offsets, Counterclaims and Defenses. Any assignee of the Lender's interest in and to this Agreement, the Note, the Indenture and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to, this Agreement, the Note, the Indenture and the other Loan Documents which Owner may otherwise have against any assignor of this Agreement, the Note, the Indenture and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Owner in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Indenture and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Owner.

Section 6.17                     No Joint Venture or Partnership. Owner and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Owner and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

Section 6.18                     Publicity. All promotional news releases, publicity or advertising by Owner or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender without the prior written approval of Lender, in each instance. Any of the Lender Parties shall be authorized to provide information relating to the Mortgaged Property, the Loan, Owner, Tenant, Seller, Master Lease Guarantor, the Operative Documents and matters relating thereto to rating agencies, underwriters, placement agents, any other Persons engaged in connection with a proposed or actual securitization intending to include or including the Loan, potential and actual securities investors, auditors, accountants, lawyers, regulatory authorities and to any parties which may be entitled to such information by operation of law.

Section 6.19                     Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Indenture or any of the other Loan Documents, the provisions of whichever document is most favorable to Lender shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 6.20                     Brokers and Financial Advisors. Owner and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Owner and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 6.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 6.21                     Joint and Several Liability. If Owner consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

Section 6.22                     [Intentionally Omitted.]

Section 6.23
Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and it shall not be necessary in making proof of this Indenture to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the foregoing instrument has been executed by the undersigned as of the date above written.

NOMURA ASSET CAPITAL CORPORATION,
                                                                           a Delaware corporation

By:	/s/ Brett R. Kaplan
                                                                                                                                  Name:  Brett R. Kaplan
                                                                                                                                  Title:    Director